Exhibit 99.1

FOR IMMEDIATE RELEASE	For more information, contact: Marty Ketelaar, Vice President, Investor Relations (515) 362-3693

AmerUs Group Reports Record Second Quarter Operating
Income of $41.7 Million; $1.02 Per Share

          DES MOINES, Iowa (August 3, 2004)—AmerUs Group Co. (NYSE: AMH), a leading producer of life insurance and annuity products, today reported record second quarter 2004 results. Highlights for the quarter include:

•	Record adjusted net operating income of $41.7 million, or $1.02 per diluted share.[1]

•	Record net income of $48.8 million, or $1.20 per diluted share

•	Book value of $36.44 per share

•	Protection product sales[2] of $33.5 million

•	Accumulation product sales[2] of $427 million

     Commenting on the company’s second quarter results, chairman and chief executive officer Roger K. Brooks said, “Our results are once again attributable to our clear, effective, well-executed strategy, strong distribution management, investment expertise and excellent product design. Our equity indexed products continue to perform for our customers and provide profitable returns to the company.”

     Quarterly net income increased 11.6 percent to $48.8 million or $1.20 per diluted share compared to $43.7 million or $1.11 per diluted share a year ago. Quarterly adjusted net operating income increased 12.5 percent to $41.7 million or $1.02 per diluted share compared to $37.1 million or $0.94 per diluted share a year ago.

     On a year-to-date basis, AmerUs Group reported net income of $81.9 million or $2.02 per diluted share compared to $79.5 million or $2.02 per diluted share a year ago. Adjusted net operating income for the same period was $81.9 million or $2.02 per diluted share compared to $73.2 million or $1.86 per diluted share a year ago.

Protection Product Sales2 and Results

     Pre-tax operating income for the protection segment was $34.9 million compared to $33.8 million during the second quarter of 2003. The increase was primarily attributable to increased product margins and lower operating expenses. Operating expenses in the protection segment decreased 9.9 percent to $19.1 million in the second quarter of 2004 compared to $21.2 million a year ago. The lower operating expenses were a result of the company’s restructuring activities in 2003 and ongoing operational efficiency initiatives.

     Year-to-date, pre-tax operating income was $68.0 million compared to $67.0 million for the first six months of 2003.

     Second quarter fixed life sales increased nine percent to $33.5 million, compared to $30.7 million in the second quarter of 2003. Sales of equity indexed products, AmerUs Group’s most profitable products, amounted to 58 percent of total fixed life sales during the second quarter of 2004, compared to 38 percent a year ago. Year-to-date, fixed life sales were $65.3 million, compared to $62.0 million in the first six months of 2003.

     AmerUs Group is the leading producer of equity indexed life insurance and has held this position for 13 consecutive quarters. For the year, AmerUs Group expects to grow total fixed life sales to approximately $130-$135 million, an increase of 10 percent over 2003 results.

Accumulation Product Sales2 and Results

     Pre-tax operating income for the accumulation segment was $38.3 million during the second quarter of 2004 compared to $29.4 million a year ago. The increase was due to the continued shift in business mix from traditional fixed annuities to higher margin equity indexed products and higher assets under management. Year-to-date, pre-tax operating income was $75.3 million compared to $58.8 million for the first six months of 2003.

     Sales of fixed annuity products for the quarter totaled $427 million, compared with $468 million in the second quarter of 2003. Sales of equity indexed products, AmerUs Group’s most profitable annuity product, comprised 82 percent of second quarter sales compared to 78 percent a year ago. AmerUs Group ranks as one of the top five producers of equity indexed annuity products in the United States.

     Year-to-date, fixed annuity sales were $806 million compared to $844 million during the first six months of 2003. The company plans to generate total fixed annuity sales of $1.75 billion in 2004, with equity indexed products representing 85 percent of those sales.

Net Investment Income

     Net investment income was $251 million in the second quarter of 2004 compared to $252 million in the second quarter of 2003. Growth in invested assets was offset by lower yields on investments. The portfolio earned rate during the second quarter of 2004 was 5.60 percent compared to 5.92 percent during the same period in 2003.

Earnings Guidance3

     “Our results are on target and our plans for the balance of the year are on track. I am pleased to reaffirm our 2004 adjusted net operating income guidance of $4.00 to $4.10 per share,” said Brooks.

Corporate Actions

     During the second quarter, the company repurchased 244,400 shares of common stock at an average price of $37.45 per share. The company has authorization from its board of directors to repurchase an additional 2 million shares.

Webcast, Conference Call, Audio Replay and Additional Financial Information

     Interested parties may listen to a webcast or conference call with AmerUs Group’s management discussing second quarter 2004 results. The webcast may be accessed through AmerUs Group’s website at www.amerus.com under the “For Investors” section of the home page. The conference call may be accessed by calling (toll free) 888-810-4235 (international 706-679-5686) at 10 a.m. EDT on Wednesday, August 4, 2004. An audio replay of AmerUs Group’s call will be available at 12 p.m. EDT, August 4, 2004, through August 11, 2004. The replay can be accessed by dialing 800-839-0860, Conference ID 1331.

     Further detailed financial information, including operating segment income, investment composition, operating expenses and product distribution by channel, can be found in AmerUs Group’s Financial Supplement, which is available by accessing the company’s web site at www.amerus.com or by contacting the company’s investor relations department.

Caution Regarding Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Additionally, forward-looking statements are subject to assumptions, risks and uncertainties. Statements such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “target,” “may,” “should,” “estimate,” “projects,” or similar words as well as specific projections of future results qualify as forward-looking statements. Factors that may cause our actual results to differ materially from those contemplated by these forward-looking statements can be found in the company’s 10-K, filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date the statement was made and AmerUs Group undertakes no obligation to update such forward-looking statements. There can be no assurance that other factors not currently anticipated by the company will not materially and adversely affect our results of operations. Investors are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf.

     AmerUs Group Co. is located in Des Moines, Iowa, and is engaged through its subsidiaries in the business of marketing individual life insurance and annuity products in the United States. Its major subsidiaries include: AmerUs Life Insurance Company, American Investors Life Insurance Company, Inc., Bankers Life Insurance Company of New York and Indianapolis Life Insurance Company.

     As of June 30, 2004, AmerUs Group’s total assets were $22.1 billion and shareholders’ equity totaled $1.4 billion, including accumulated other comprehensive income.

1 The company views adjusted net operating income, a non-GAAP financial measure, as an important indicator of financial performance. When presented with net income, the combined presentation can enhance an investor’s understanding of AmerUs Group’s underlying profitability and normalized results from operations. The definition of adjusted net operating income, as presented in this press release, excludes items such as: open block realized gains and losses, deferred policy acquisition costs associated with open block realized gains and losses, non-insurance operations, restructuring costs, the impact of SFAS 133, the release of income tax provisions, discontinued operations and the cumulative effect of change in accounting. Non-GAAP measures are also used for goal setting, determining employee and management compensation and evaluating our performance on a comparable basis to that used by security analysts. A reconciliation of net income to adjusted net operating income has been included as part of this press release.

2 Sales for an insurance company are a performance measure. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. We believe sales are a measure of the productivity of our distribution networks. Sales are also a leading indicator of future revenue trends.

3 Adjusted net operating income per share is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot readily be estimated. Accordingly, the company is unable to provide guidance with respect to, or a reconciliation of guidance on, adjusted net operating income per share to GAAP net income per share.

AMERUS GROUP CO.
ADJUSTED NET OPERATING INCOME
($ in thousands, except share data)

Adjusted net operating income reflects net income adjusted to eliminate certain items, such as open block realized/unrealized gains and losses; DAC, VOBA, and bonus interest associated with the open block realized/unrealized gains and losses; non-insurance operations; restructuring costs; derivative related market value adjustments; reinsurance adjustments; the release of income tax provisions; discontinued operations and the cumulative effect of change in accounting. Adjusted net operating income shown below does not constitute our net income computed in accordance with GAAP. The adjustments are presented net of income taxes.

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2004	2003	2004	2003
Net Income	$48,776	$43,711	$81,905	$79,501
Realized/unrealized (gains) losses on open block assets (A)	6,044	(10,639)	22,132	(15,916)
Net amortization of DAC, VOBA and bonus interest due to open block gains or losses (B)	(21)	2,093	889	6,398
Net effect of derivative related market value adjustments (C)	860	(3,092)	(622)	(3,075)
Restructuring costs (D)	—	8,210	—	10,233
Other income from non-insurance operations (E)	(815)	(136)	(696)	(374)
Reinsurance adjustments (F)	—	(2,505)	—	(2,505)
Income tax items (G)	(13,109)	—	(18,291)	—
Income from discontinued operations (H)	—	(535)	(3,899)	(1,022)
Cumulative effect of change in accounting (I)	—	—	510	—

Adjusted Net Operating Income	$41,735	$37,107	$81,928	$73,240

Adjusted Net Operating Income per common share:
Basic	$1.06	$0.95	$2.08	$1.87

Diluted	$1.02	$0.94	$2.02	$1.86

Weighted average common shares outstanding:
Basic	39,327,182	39,161,780	39,342,363	39,112,346

Diluted	40,760,364	39,404,467	40,619,242	39,354,894

AMERUS GROUP CO.
NOTES TO ADJUSTED NET OPERATING INCOME

(A)	Represents total open block realized/unrealized gains or losses on assets. Open block gains or losses may vary widely between periods. Such amounts are determined by management’s timing of individual transactions or current market conditions and do not necessarily correspond to the underlying operating trends. The six months ended June 30, 2004, include a $7.9 million unrealized loss on the Indianapolis Life office building which is an asset classified as held for sale and carried at fair value.

(B)	Represents amortization of deferred acquisition costs (DAC), value of business acquired (VOBA) and capitalized bonus interest on the open block realized gains and losses that are included in our product margins.

(C)	Represents the net effect of derivative related market value adjustments. The accounting entries consist of cash flow hedge amortization; market value adjustments on trading securities; derivatives; equity indexed contracts; and the associated change in amortization of DAC, VOBA and bonus interest resulting from such adjustments.

(D)	Represents costs of restructuring our operations to eliminate duplicative functions and to merge IL Annuity into ILIC. The costs consist primarily of relocation of employees, severance and termination benefits, systems conversion, and merger related expenses.

(E)	Represents the net income from our property operations which is not part of our insurance operations.

(F)	Represents adjustments for the release of a $5.3 million liability in conjunction with the settlement and amendment of a reinsurance arrangement and a $2.8 million true-up of pre-2003 reinsurance settlements under a reinsurance arrangement between the ILIC open block and closed block. As these items are not of a continuing nature, they are excluded from adjusted net operating income.

(G)	Represents a reduction in the income tax accrual for the release of provisions originally established for potential tax adjustments which have been settled or eliminated and changes in deferred income tax asset valuation allowances.

(H)	Represents the net income from our discontinued operations.

(I)	Represents the cumulative effect of change in accounting, net of income taxes, as of January, 2004, resulting from the Company’s adoption of SOP 03-1.

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF INCOME
($ in thousands, except share data)

	For The Three Months Ended June 30,		For The Six Months Ended June 30,
	2004	2003	2004	2003
Revenues:
Insurance premiums	$63,791	$79,637	$134,528	$161,242
Product charges	54,284	48,703	103,846	95,534
Net investment income	251,311	251,707	508,186	506,820
Realized/unrealized capital gains (losses)	(44,550)	58,969	(44,635)	66,824
Other income	19,098	17,257	38,701	33,612

	343,934	456,273	740,626	864,032

Benefits and expenses:
Policyowner benefits	168,350	261,765	406,779	485,125
Underwriting, acquisition and other expenses	45,737	33,443	86,338	73,799
Restructuring costs	—	12,670	—	15,864
Amortization of deferred policy acquisition costs and value of business acquired	58,278	45,902	106,189	92,975
Dividends to policyowners	10,936	29,740	36,420	64,314

	283,301	383,520	635,726	732,077

Income from continuing operations	60,633	72,753	104,900	131,955
Interest expense	7,936	7,575	16,334	14,374

Income before income tax expense	52,697	65,178	88,566	117,581
Income tax expense	3,921	22,002	10,050	39,102

Net income from continuing operations	48,776	43,176	78,516	78,479
Income from discontinued operations, net of tax	—	535	3,899	1,022

Net income before cumulative effect of change in accounting	48,776	43,711	82,415	79,501
Cumulative effect of change in accounting, net of tax	—	—	(510)	—

Net income	$48,776	$43,711	$81,905	$79,501

Net income from continuing operations per common share:
Basic	$1.24	$1.10	$2.00	$2.01

Diluted	$1.20	$1.10	$1.93	$1.99

Net income per common share:
Basic	$1.24	$1.12	$2.08	$2.03

Diluted	$1.20	$1.11	$2.02	$2.02

Weighted average common shares outstanding:
Basic	39,327,182	39,161,780	39,342,363	39,112,346

Diluted	40,760,364	39,404,467	40,619,242	39,354,894

AMERUS GROUP CO.
CONSOLIDATED BALANCE SHEETS
($ in thousands)

	June 30,	December 31,
	2004	2003
Assets
Investments:
Securities available-for-sale at fair value:
Fixed maturity securities	$14,428,207	$13,944,961
Equity securities	77,818	74,890
Short-term investments	20,426	28,556
Securities held for trading purposes:
Fixed maturity securities	1,848,933	2,089,502
Equity securities	5,507	1,652
Short-term investments	580	591
Mortgage loans	843,624	968,572
Real estate	33	33
Policy loans	486,087	494,646
Other investments	328,754	339,436

Total investments	18,039,969	17,942,839
Cash and cash equivalents	459,209	274,150
Accrued investment income	207,531	205,492
Premiums, fees and other receivables	41,869	42,761
Reinsurance receivables	722,097	663,452
Deferred policy acquisition costs	1,266,258	1,021,856
Capitalized bonus interest	130,865	98,274
Value of business acquired	408,482	419,582
Goodwill	226,291	224,075
Property and equipment	48,218	48,849
Other assets	299,125	311,305
Separate account assets	254,939	261,657
Assets of discontinued operations	—	27,950

Total assets	$22,104,853	$21,542,242

CONSOLIDATED BALANCE SHEETS
($ in thousands)

	June 30,	December 31,
	2004	2003
Liabilities and Stockholders’ Equity
Liabilities:
Policy reserves and policyowner funds:
Future life and annuity policy benefits	$17,313,623	$16,994,255
Policyowner funds	1,423,847	1,306,160

	18,737,470	18,300,415
Accrued expenses and other liabilities	747,643	443,589
Dividends payable to policyowners	254,378	321,233
Policy and contract claims	47,343	58,880
Income taxes payable	38,545	50,274
Deferred income taxes	54,633	80,861
Notes payable	545,838	596,101
Separate account liabilities	254,939	261,657
Liabilities of discontinued operations	—	19,421

Total liabilities	20,680,789	20,132,431
Stockholders’ equity:
Preferred Stock, no par value, 20,000,000 shares authorized, none issued	—	—
Common Stock, no par value, 230,000,000 shares authorized; 43,919,601 shares issued and 39,084,296 shares outstanding in 2004; 43,836,608 shares issued and 39,194,602 shares outstanding in 2003	43,920	43,836
Additional paid-in capital	1,187,189	1,184,237
Accumulated other comprehensive income	22,240	84,519
Unearned compensation	(1,440)	(1,361)
Retained earnings	336,911	255,006
Treasury stock, at cost (4,835,305 shares in 2004 and 4,642,006 shares in 2003)	(164,756)	(156,426)

Total stockholders’ equity	1,424,064	1,409,811

Total liabilities and stockholders’ equity	$22,104,853	$21,542,242

AMERUS GROUP CO.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Six Months Ended June 30, 2004 and the Year Ended December 31, 2003
($ in thousands)

			Accumulated
		Additional	Other		Unallocated			Total
		Paid-In	Comprehensive	Unearned	ESOP	Retained	Treasury	Stockholders’
	Common Stock	Capital	Income (Loss)	Compensation	Shares	Earnings	Stock	Equity
Balance at December 31, 2002	$43,656	$1,179,646	$88,522	$(458)	$(1,443)	$109,517	$(156,492)	$1,262,948
2003:
Net income	—	—	—	—	—	161,147	—	161,147
Net unrealized gain (loss) on securities	—	—	1,971	—	—	—	—	1,971
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	2,476	—	—	—	—	2,476
Change in accounting transfer of unrealized gain on available-for-sale securities to trading	—	—	(5,204)	—	—	—	—	(5,204)
Stock issued under various incentive plans, net of forfeitures	180	11,717	—	(903)	—	—	66	11,060
PRIDES purchase contract adjustments and allocated fees and expenses	—	(7,280)	—	—	—	—	—	(7,280)
Purchase of treasury stock	—	—	—	—	—	—	—	—
Dividends declared on common stock	—	—	—	—	—	(15,658)	—	(15,658)
Allocation of shares in leveraged ESOP	—	154	—	—	1,443	—	—	1,597
Minimum pension liability adjustment	—	—	(3,246)	—	—	—	—	(3,246)

Balance at December 31, 2003	43,836	1,184,237	84,519	(1,361)	—	255,006	(156,426)	1,409,811
2004:
Net income	—	—	—	—	—	81,905	—	81,905
Net unrealized gain (loss) on securities	—	—	(62,679)	—	—	—	—	(62,679)
Net unrealized gain (loss) on derivatives designated as cash flow hedges	—	—	400	—	—	—	—	400
Stock issued under various incentive plans, net of forfeitures	84	2,952	—	(79)	—	—	823	3,780
Purchase of treasury stock	—	—	—	—	—	—	(9,153)	(9,153)

Balance at June 30, 2004	$43,920	$1,187,189	$22,240	$(1,440)	$—	$336,911	$(164,756)	$1,424,064